QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

PHOTONIC PRODUCTS GROUP, INC.

Pursuant to N.J.S. 14A:9-5(4)

Dated as of May 24, 2003, 2004

The undersigned corporation certifies that it has adopted the following Restated Certificate of Incorporation:

ARTICLE I

        The name of the corporation is Photonic Products Group, Inc. (the "Corporation").

ARTICLE II

        The address of the current registered office of the Corporation in this state is 181 Legrand Avenue, Northvale, New Jersey 07647.

ARTICLE III

        The name of the current registered agent therein and in charge thereof upon whom process against the Corporation may be served is William Miraglia.

ARTICLE IV

        The members of the board shall be divided into three classes, the respective terms of office of which shall end in successive years. The number of directors in each class shall be specified in the bylaws and shall be as nearly equal as possible. Unless they are elected to fill vacancies, the directors in each class shall be elected to hold office until the third successive annual meeting of shareholders after their election and until their successors have been elected and qualified. At each annual meeting of shareholders, the directors of only one class shall be elected, except directors elected to fill vacancies. An affirmative vote of the holders of at least two-thirds of the outstanding shares of the Corporation's common stock shall be required to amend or repeal this provision.

        The number of directors constituting the current board of directors of the Corporation is five; the names and addresses of the current directors are as follows:

Name	Address
Thomas Lenagh	181 Legrand Avenue, Northvale, New Jersey 07647
Daniel Lehrfeld	181 Legrand Avenue, Northvale, New Jersey 07647
Frank Wiedeman	181 Legrand Avenue, Northvale, New Jersey 07647
Jan Winston	181 Legrand Avenue, Northvale, New Jersey 07647
John Rich	181 Legrand Avenue, Northvale, New Jersey 07647

ARTICLE V

        The objects for which the Corporation is formed are to engage in any activity for which corporations may be organized under the New Jersey Business Corporation Act.

ARTICLE VI

        The total authorized capital stock of the Corporation shall be 41,000,000 shares, consisting of:

          (1)   1,000,000 shares of Preferred Stock, without par value; and

          (2)   40,000,000 shares of Common Stock, par value $.01 per share.

        Shares of authorized capital stock of each class may be issued for such consideration (not less than the par value thereof in the case of stock with par value) as may be determined from time to time by the board of directors.

        The voting powers and designations, preferences and relative, participating, optional or other special rights, and the qualifications, restrictions or limitations thereof are as follows:

          A.    PREFERRED STOCK.    Shares of Preferred Stock may be issued in one or more series as may be determined from time to time by the board of directors. Each such series shall be distinctly designated by the board of directors. Before any dividends shall be paid on the Common Stock, shares of Preferred Stock of any series shall be entitled to receive dividends at the rate established for such series by the board of directors. Before any distribution is made with respect to the Common Stock upon dissolution, liquidation, or winding up of the affairs of the Corporation, shares of Preferred Stock of any series shall be entitled to receive the full amount payable upon dissolution, liquidation, or winding up of the affairs of the Corporation specified for such series by the board of directors in connection with the creation of that series. Except in respect of the particulars permitted hereby to be fixed by the board of directors for each series permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock shall be alike in every particular except that, in the case of a series entitled to cumulative dividends, shares issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

          The preferences and relative, participating, optional and other special rights of each series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any other series at any time outstanding to the extent permitted by law and by this Restated Certificate of Incorporation. The board of directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series (to the extent permitted by law in effect when such resolutions are adopted), the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such series, including the following:

            1.     The number of shares constituting such series;

            2.     The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such series will be paid;

            3.     The right, if any, of the holders of the Preferred Stock of such series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion price or rate in such events as the board of directors shall determine;

            4.     The redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

            5.     The rights of the holders of Preferred Stock of such series upon the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

            6.     The terms or amount of any sinking fund provided for the purchase or redemption of the Preferred Stock of such series;

            7.     Provisions making dividends payable with respect to Preferred Stock of such series cumulative, non-cumulative or partially cumulative;

            8.     Provisions giving the Preferred Stock of such series special, limited, multiple or no voting rights and to specify those voting rights, if any; and

            9.     Provisions making dividends payable with respect to the Preferred Stock of such series fully participating, partially participating, or non-participating.

          B.    COMMON STOCK

            1.     Dividends.—Subject to the preferences and other rights of the Preferred Stock as fixed in the resolution or resolutions of the board of directors providing for the issue of such Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid out of funds legally available therefor upon the Common Stock from time to time.

            2.     Rights Upon Liquidation, Dissolution, or Winding Up.—In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, after payment to the holders of Preferred Stock of the full amounts to which they are entitled pursuant to resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock, the holders of the Common Stock shall be entitled to share ratably per share without regard to class in all assets then remaining subject to distribution to the stockholders.

ARTICLE VII

        Every person who is a corporate agent of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a corporate agent of the Corporation, or of such other corporation, whether or not he is a corporate agent of the Corporation, or such other corporation, at the time the expenses or liabilities are incurred.

ARTICLE VIII

        This Restated Certificate of Incorporation shall become effective when filed in the office of the Secretary of State of New Jersey.

ARTICLE IX

Personal Liability of Directors

        So long as permitted by law, no director of the Corporation shall be personally liable to the Corporation or its shareowners for damages for breach of any duty owed by such person to the Corporation or its shareowners; provided, however, that this Article IX shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareowners, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article IX and no amendment, repeal or termination of effectiveness of any law authorizing this Article IX shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

ARTICLE X

Personal Liability of Officers

        So long as permitted by law, no officer of the Corporation shall be personally liable to the Corporation or its shareowners for damages for breach of any duty owed by such person to the Corporation or its shareowners; provided, however, that this Article X shall not relieve any person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareowners, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment to or repeal of this Article X and no amendment, repeal or termination of effectiveness of any law authorizing this Article X shall apply to or have any effect on the liability or alleged liability of any officer for or with respect to any acts or omissions of such officer occurring prior to such amendment, repeal or termination of effectiveness.

ARTICLE XI

SERIES A 10% CONVERTIBLE PREFERRED STOCK,
NO PAR VALUE

        Section 1.    Designation and Amount; Rank

        There is hereby established a series of preferred stock which is designated "Series A 10% Convertible Preferred Stock" (referred to herein as "Series A Preferred Stock"). The number of shares which will constitute such series shall be Five Hundred (500). The Series A Preferred Stock shall rank senior to the Corporation's Common Stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up.

        Section 2.    Dividends.

        (A)  For purposes of this Section 2, each April 1 on which any shares of Series A Preferred Stock shall be outstanding shall be deemed to be a "Dividend Payment Date." On each Dividend Payment Date, the holder of any share of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative dividends at the rate of 10% per year on each share of Series A Preferred Stock and no more. Dividends payable on the Series A Preferred Stock for the initial dividend period and for any period less than a full annual period shall be computed on a basis of a 360-day year of twelve 30 day months.

        (B)  All dividends shall be payable in shares of the Company's Common Stock, valued at $1.00 per share, subject to Section 4 below.

        (C)  On each Dividend Payment Date all dividends which shall have accrued on each share of Series A Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due". Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Series A Preferred Stock with respect of which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which are past due. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

        (D)  So long as any shares of the Series A Preferred Stock are outstanding, no dividend (other than a dividend or distribution in Common Stock or in any other stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to, or on a parity with, the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock or any other stock of the Corporation ranking junior to, or on a parity with, the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except for conversion of such junior or parity stock into, or exchange of such junior or parity stock for, stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution, or winding up) unless, in each case, the full cumulative dividends on all outstanding shares of the Series A Preferred Stock shall have been paid or declared and set aside for payment for all past dividend payment periods.

        Section 3.    General, Class and Series Voting Rights.

        Except as provided in this Section 3 and in Section 4 hereof or as otherwise from time to time required by applicable law, the Series A Preferred Stock shall have no voting rights.

        So long as any shares of Series A Preferred Stock remain outstanding, the consent of the holders of at least a majority of the shares of Series A Preferred Stock outstanding at the time (voting separately as a class together with all other series of Preferred Stock ranking on a parity with the Series A Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (i)  The creation, authorization or issuance of, or reclassification of any authorized stock of the Corporation into, or creation, authorization or issuance of any obligation or security convertible into or evidencing a right to purchase any shares of, or increase in the authorized or issued amount of, any class or series of stock (including any class or series of Preferred Stock) ranking prior (as that term is hereinafter defined in this Section 3) to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or

           (ii)  The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation (or any certificate amendatory thereof or supplemental thereto providing for the capital stock of the Corporation including, without limitation, this Restated Certificate) which would directly, materially and adversely affect the preferences, rights, powers or privileges of holders of shares of the Series A Preferred Stock or of such other series of Preferred Stock of the Corporation; provided, however, that in the event that any such amendment, alteration or repeal would materially or adversely affect the rights of only holders of shares of Series A Preferred Stock, then such amendment, alteration or repeal may be effected only with the affirmative vote or consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding. Any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock ranking on a parity with or junior to the Series A Preferred Stock with respect to dividends and upon liquidation, dissolution or winding up shall not be deemed to affect adversely the rights of the holders of shares of Series A Preferred Stock.

        The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

        Any class or classes of stock of the Corporation shall be deemed to rank:

            (i)  prior to the Series A Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up as the case may be, in preference or priority to the holders of Series A Preferred Stock; and

           (ii)  on a parity with the Series A Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

        Section 4.    Optional Redemption.

        (A)  At any time and from time to time, the shares of Series A Preferred Stock are redeemable, in whole or in part, at the option of the Corporation at the redemption price of $1,000 per share of Series A Preferred Stock, plus accrued and unpaid dividends thereon to the date fixed for redemption;

        (B)  In the event the Corporation shall elect to redeem the shares of Series A Preferred Stock, the Corporation shall give notice to the holders of record of shares of the Series A Preferred Stock being so redeemed, not less than 30 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock registry books of the Corporation, that said shares are being redeemed, provided that without limiting the obligation of the Corporation hereunder to give the notice provided in this Section 4(B), the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) that such holder has the right to convert such shares into a number of shares of Common Stock prior to the close of business on the tenth (10th) day preceding such redemption date.

        (C)  In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation and the shares to be redeemed shall be determined pro rata or by lot as may be determined by the Board of Directors of the Corporation or by any other method as may be determined by the Board of Directors of the Corporation in its sole discretion to be equitable provided that such method satisfies any applicable requirements of any securities exchange on which the Series A Preferred Stock is listed.

        (D)  Notice having been mailed as aforesaid, from and after the applicable redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares of Series A Preferred Stock to be redeemed on such redemption date shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease; provided that, notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 4 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the tenth (10th) day preceding the redemption date, surrender for conversion any or all of the shares to be redeemed held by such holder in accordance with Section 5, then the conversion of such shares to be redeemed shall become effective as provided in Section 5.

Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        (E)  Any shares of Series A Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

        Section 5.    Conversion.

        (A)  The holder of any share of Series A Preferred Stock shall have the right, at such holder's option (but if such share is called for redemption, then in respect of such share only to and including but not after the close of business on the tenth (10th) day preceding the date fixed for such redemption, provided that no default by the Corporation in the payment of the applicable redemption price (including any accrued and unpaid dividends) shall have occurred and be continuing on the date fixed for such redemption) to convert such share into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest whole share) obtained by dividing $1000.00 by the Conversion Price then in effect. The Conversion Price shall initially be $1.00 per share and shall be subject to adjustment as set forth below.

        (B)  In order to exercise the conversion privilege, the holder of shares of Series A Preferred Stock shall surrender the certificates representing such shares, accompanied by transfer instruments satisfactory to the Corporation and sufficient to transfer the Series A Preferred Stock being converted to the Corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the Corporation ("Conversion Agent") and shall give written notice to the Corporation at such Conversion Agent that the holder elects to convert such shares. Such notice shall also state the names, together with addresses, in which the certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such Conversion Agent to such holder, or on his written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. Balance certificates will be issued for the remaining shares of Series A Preferred Stock in any case in which fewer than all of the shares of Series A Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Series A Preferred Stock shall have been so surrendered and such notice received by the Corporation as aforesaid, and the persons in whose names any certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holders of record of the Common Stock represented thereby at such time, unless the stock transfer books of the Corporation shall be closed on the date on which shares of Series A Preferred Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such persons shall be deemed to have become such holders of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Price in effect on the date upon which such share shall have been surrendered and such notice received by the Corporation.

        (C)  In the case of any share of Series A Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series A Preferred Stock and on or prior to the Dividend Payment Date related to such record date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such proceeding record date notwithstanding such conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

        (D)  No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share of Series A Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to such fraction multiplied by the reported closing price (as defined below) of the Common Stock at the close of business on the day on which such share or shares of Series A Preferred Stock are surrendered for conversion in the manner set forth above, or if such date is not a trading date, on the next succeeding trading date. If more than one certificate representing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

        For the purpose of any computation under the foregoing paragraph, the closing price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days selected by the Board of Directors commencing no more than 20 trading days before and ending no later than the day before the day in question. The closing price for each day shall be the reported last sale price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Common Stock is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the Corporation for such purpose or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the Corporation for such purpose.

        (E)  The Conversion Price shall be adjusted from time to time as follows:

            (i)  In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to, become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

           (ii)  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iii)  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subparagraph (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, that adjustment shall be required and made in accordance with the provisions hereof not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Series A Preferred Stock or Common Stock. All calculations shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (i) and (ii) above, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

          (iv)  Whenever the Conversion Price is adjusted as herein provided, (x) the Corporation shall promptly file with any Conversion Agent a certificate of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Corporation to any Conversion Agent and mailed by the Corporation to each holder of shares of Series A Preferred Stock at their last address as the same appears on the books of the Corporation.

        (F)  In case of any consolidation of the Corporation with, or merger of the Corporation into, any other entity (other than a merger or consolidation in which the Corporation is the continuing corporation) or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another corporation, or any reclassification of shares, the Conversion Price shall not be adjusted but each holder of a share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, sale, conveyance, exchange or reclassification had such share of Series A Preferred Stock been converted immediately prior to such consolidation, merger, sale, conveyance, exchange or reclassification. Provision shall be made in any such consolidation, merger, sale, conveyance, exchange or reclassification for adjustments in the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section (E). The above provisions shall similarly apply to successive consolidations, mergers, sales, conveyances, exchange or reclassification.

        For purposes of this Section 5, "Common Stock" includes any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of paragraph (F) above, shares issuable on conversion of shares of Series A Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation on the date of the initial issuance of Series A Preferred Stock by the Corporation, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation.

        In case:

            (i)  the Corporation shall declare a dividend (or any other distribution) on its Common Stock that would cause an adjustment to the Conversion Price of the Series A Preferred Stock pursuant to the terms of subparagraph (i) of Paragraph (E) above; or

           (ii)  the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (iii)  of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or conveyance, of the property of the Corporation as an entirety or substantially as an entirety; or

          (iv)  of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Series A Preferred Stock at each such holder's last address as the same appears on the books of the Corporation, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iv) above.

        The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series A Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        The Corporation covenants that all shares of Common Stock which may be delivered upon conversions of shares of Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any pre-emptive rights. The Corporation further covenants that, if necessary, it shall reduce the par value of the Common Stock so that all shares of Common Stock delivered upon conversion of shares of Series A Preferred Stock are fully paid and non-assessable.

        The Corporation covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series A Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock is authorized in all respects.

        Section 6.    Liquidation.

        In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 6, a "Liquidation"), before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Series A Preferred Stock in respect of distributions upon the Liquidation of the Corporation, the holder of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to $1,000.00 per share plus all dividends (whether or not declared or due) accrued and unpaid on such share of the date fixed for the distribution of assets of the Corporation to the holders of Series A Preferred Stock.

        If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Series A Preferred Stock and any other stock of the Corporation ranking on a parity with the Series A Preferred Stock upon Liquidation issued by the Corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of Series A Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Series A Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Series A Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Series A Preferred Stock and all other stock ranking on a parity with the Series A Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

        The voluntary sale, conveyance, lease, exchange or transfer of the property of the Corporation as an entirety or substantially as an entirety, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of the Section 6 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

        The holder of any shares of Series A Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the Corporation (i) the certificate or certificates representing such shares of Series A Preferred Stock and (ii) transfer instrument or instruments satisfactory to the Corporation and sufficient to transfer such shares of Series A Preferred Stock to the Corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

        After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

        Section 7.    Payments.

        The Corporation may provide funds for any payment of the redemption price for any shares of Series A Preferred Stock or any amount distributable with respect to any Series A Preferred Stock under Section 6 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000 and organized under the laws of the United States or any state thereof, in trust for the benefit of the holder of such shares of Series A Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such shares of Series A Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this Section 7 under arrangements designated to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 7, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy if the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 7 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such of such funds to the Corporation.

        Any payment which may be owed for the payment of the redemption price for any shares of Series A Preferred Stock pursuant to Section 4 or the payment of any amount distributable with respect to the shares of Series A Preferred Stock under Section 6 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at the address of such person then appearing on the books of the Corporation.

        Section 8.    Status of Reacquired Shares.

        Shares of Series A Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of Series A Preferred Stock which have been redeemed pursuant to the terms of Section 4 hereof and shares of Series A Preferred Stock which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, subject to later issuance.

        Section 9.    Preemptive Rights.

        Holders of shares of Series A Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

        Section 10.    Legal Holidays.

        In any case where any Dividend Payment Date, redemption date or the last date on which a holder of Series A Preferred Stock has the right to convert such holder's shares of Series A Preferred Stock shall not be a Business Day (as defined below), then (notwithstanding any other provision of this Certificate of Designation of the Series A Preferred Stock) payment of a dividend due or a redemption price or conversion of the shares of Series A Preferred Stock need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or redemption date or the last day for conversion, provided that, for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or redemption date, as the case may be. As used in this Section 10, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

ARTICLE XII

SERIES B 10% CONVERTIBLE PREFERRED STOCK,
NO PAR VALUE

        Section 1.    Designation and Amount; Rank.

        There is hereby established a series of preferred stock which is designated "Series B 10% Convertible Preferred Stock" (referred to herein as "Series B Preferred Stock"). The number of shares which will constitute such series shall be Two Thousand One Hundred (2,100). The Series B Preferred Stock shall rank senior to the Corporation's Common Stock with respect to the payment of dividends and to the distribution of assets upon liquidation, dissolution or winding up.

        Section 2.    Dividends.

        (A)  For purposes of this Section 2, each April 1 on which any shares of Series B Preferred Stock shall be outstanding shall be deemed to be a "Dividend Payment Date." On each Dividend Payment Date, the holder of any share of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative dividends at the rate of 10% per year on the "Liquidation Value" of each share of Series B Preferred Stock and no more. The "Liquidation Value" is $1,000. Dividends payable on the Series B Preferred Stock for the initial dividend period and for any period less than a full annual period shall be computed on a basis of a 360-day year of twelve 30 day months.

        (B)  All dividends shall be payable in shares of the Company's Common Stock, valued at $2.50 per share, subject to Section 5(E) below.

        (C)  On each Dividend Payment Date all dividends which shall have accrued on each share of Series B Preferred Stock outstanding on such Dividend Payment Date shall accumulate and be deemed to become "due". Any dividend which shall not be paid on the Dividend Payment Date on which it shall become due shall be deemed to be "past due" until such dividend shall be paid or until the share of Series B Preferred Stock with respect of which such dividend became due shall no longer be outstanding, whichever is the earlier to occur. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which are past due. Dividends paid on shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

        (D)  So long as any shares of the Series B Preferred Stock are outstanding, no dividend (other than a dividend or distribution in Common Stock or in any other stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to, or on a parity with, the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock or any other stock of the Corporation ranking junior to, or on a parity with, the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except for conversion of such junior or parity stock into, or exchange of such junior or parity stock for, stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution, or winding up) unless, in each case, the full cumulative dividends on all outstanding shares of the Series B Preferred Stock shall have been paid or declared and set aside for payment for all past dividend payment periods.

        Section 3.    General, Class and Series Voting Rights.

        Except as provided in this Section 3 and in Section 4 hereof or as otherwise from time to time required by applicable law, the Series B Preferred Stock shall have no voting rights.

        So long as any shares of Series B Preferred Stock remain outstanding, the consent of the holders of at least a majority of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class together with all other series of Preferred Stock ranking on a parity with the Series B Preferred Stock either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

            (i)  The creation, authorization or issuance of, or reclassification of any authorized stock of the Corporation into, or creation, authorization or issuance of any obligation or security convertible into or evidencing a right to purchase any shares of, or increase in the authorized or issued amount of, any class or series of stock (including any class or series of Preferred Stock) ranking prior (as that term is hereinafter defined in this Section 3) to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; or

           (ii)  The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Restated Certificate of Incorporation (or any certificate amendatory thereof or supplemental thereto providing for the capital stock of the Corporation including, without limitation, this Restated Certificate) which would directly, materially and adversely affect the preferences, rights, powers or privileges of holders of shares of the Series B Preferred Stock or of such other series of Preferred Stock of the Corporation; provided, however, that in the event that any such amendment, alteration or repeal would materially and adversely affect the rights of only holders of shares of Series B Preferred Stock, then such amendment, alteration or repeal may be effected only with the affirmative vote or consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding. Any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock ranking on a parity with or junior to the Series B Preferred Stock with respect to dividends and upon liquidation, dissolution or winding up shall not be deemed to affect adversely the rights of the holders of shares of Series B Preferred Stock.

        The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption.

        Any class or classes of stock of the Corporation shall be deemed to rank:

            (i)  prior to the Series B Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock; and

           (ii)  on a parity with the Series B Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class of stock and the Series B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

        Section 4.    Optional Redemption.

        (A)  At any time and from time to time, the shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the Corporation at a redemption price equal to the Liquidation Value ($1,000) per share of Series B Preferred Stock, plus accrued and unpaid dividends thereon to the date fixed for redemption:

        (B)  In the event the Corporation shall elect to redeem the shares of Series B Preferred Stock, the Corporation shall give notice to the holders of record of shares of the Series B Preferred Stock being so redeemed, not less than 30 days prior to such redemption, by first class mail, postage prepaid, at their addresses as shown on the stock registry books of the Corporation, that said shares are being redeemed, provided that without limiting the obligation of the Corporation hereunder to give the notice provided in this Section 4(B), the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) that such holder has the right to convert such shares into a number of shares of Common Stock prior to the close of business on the tenth (10th) day preceding such redemption date.

        (C)  In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation and the shares to be redeemed shall be determined pro rata or by lot as may be determined by the Board of Directors of the Corporation or by any other method as may be determined by the Board of Directors of the Corporation in its sole discretion to be equitable provided that such method satisfies any applicable requirements of any securities exchange on which the Series B Preferred Stock is listed.

        (D)  Notice having been mailed as aforesaid, from and after the applicable redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares of Series B Preferred Stock to be redeemed on such redemption date shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease; provided that, notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 4 and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the tenth (10th) day preceding the redemption date, surrender for conversion any or all of the shares to be redeemed held by such holder in accordance with Section 5, then the conversion of such shares to be redeemed shall become effective as provided in Section 5. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        (E)  Any shares of Series B Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

        Section 5.    Conversion.

        (A)  The holder of any share of Series B Preferred Stock shall have the right, at such holder's option (but if such share is called for redemption, then in respect of such share only to and including but not after the close of business on the tenth (10th) day preceding the date fixed for such redemption, provided that no default by the Corporation in the payment of the applicable redemption price (including any accrued and unpaid dividends) shall have occurred and be continuing on the date fixed for such redemption) to convert such share into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest whole share) obtained by dividing the Liquidation Value ($1,000.00) by the Conversion Price then in effect. The Conversion Price shall initially be $2.50 per share and shall be subject to adjustment as set forth below.

        (B)  In order to exercise the conversion privilege, the holder of shares of Series B Preferred Stock shall surrender the certificates representing such shares, accompanied by transfer instruments satisfactory to the Corporation and sufficient to transfer the Series B Preferred Stock being converted to the Corporation free of any adverse interest, at any of the offices or agencies maintained for such purpose by the Corporation ("Conversion Agent") and shall give written notice to the Corporation at such Conversion Agent that the holder elects to convert such shares. Such notice shall also state the names, together with addresses, in which the certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. As promptly as practicable after the surrender of such shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such Conversion Agent to such holder, or on his written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof. Balance certificates will be issued for the remaining shares of Series B Preferred Stock in any case in which fewer than all of the shares of Series B Preferred Stock represented by a certificate are converted. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which shares of Series B Preferred Stock shall have been so surrendered and such notice received by the Corporation as aforesaid, and the persons in whose names any certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holders of record of the Common Stock represented thereby at such time, unless the stock transfer books of the Corporation shall be closed on the date on which shares of Series B Preferred Stock are so surrendered for conversion, in which event such conversion shall be deemed to have been effected immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such persons shall be deemed to have become such holders of record of the Common Stock at the close of business on such later day. In either circumstance, such conversion shall be at the Conversion Price in effect on the date upon which such share shall have been surrendered and such notice received by the Corporation.

        (C)  In the case of any share of Series B Preferred Stock which is converted after any record date with respect to the payment of a dividend on the Series B Preferred Stock and on or prior to the Dividend Payment Date related to such record date, the dividend due on such Dividend Payment Date shall be payable on such Dividend Payment Date to the holder of record of such share as of such preceding record date notwithstanding such conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series B Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

        (D)  No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share of Series B Preferred Stock an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to such fraction multiplied by the reported closing price (as defined below) of the Common Stock at the close of business on the day on which such share or shares of Series B Preferred Stock are surrendered for conversion in the manner set forth above, or if such date is not a trading date, on the next succeeding trading date. If more than one certificate representing shares of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock represented by such certificates, or the specified portions thereof to be converted, so surrendered.

        (E)  For the purpose of any computation under the foregoing paragraph, the closing price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the five consecutive trading days selected by the Board of Directors commencing no more than 20 trading days before and ending no later than the day before the day in question. The closing price for each day shall be the reported last sale price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Common Stock is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the Corporation for such purpose or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected from time to time by the Board of Directors of the Corporation for such purpose.

        (F)  The Conversion Price shall be adjusted from time to time as follows:

            (i)  In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to, become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

           (ii)  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iii)  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subparagraph (iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further, that adjustment shall be required and made in accordance with the provisions hereof not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Series B Preferred Stock or Common Stock. All calculations shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (i) and (ii) above, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

          (iv)  Whenever the Conversion Price is adjusted as herein provided, (x) the Corporation shall promptly file with any Conversion Agent a certificate of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (y) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Corporation to any Conversion Agent and mailed by the Corporation to each holder of shares of Series B Preferred Stock at their last address as the same appears on the books of the Corporation.

        (G)  In case of any consolidation of the Corporation with, or merger of the Corporation into, any other entity (other than a merger or consolidation in which the Corporation is the continuing corporation) or any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another corporation, or any reclassification of shares, the Conversion Price shall not be adjusted but each holder of a share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, sale, conveyance, exchange or reclassification had such share of Series B Preferred Stock been converted immediately prior to such consolidation, merger, sale, conveyance, exchange or reclassification. Provision shall be made in any such consolidation, merger, sale, conveyance, exchange or reclassification for adjustments in the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section (F). The above provisions shall similarly apply to successive consolidations, mergers, sales, conveyances, exchange or reclassification.

        For purposes of this Section 5, "Common Stock" includes any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, subject to the provisions of paragraph (G) above, shares issuable on conversion of shares of Series B Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation on the date of the initial issuance of Series B Preferred Stock by the Corporation, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation.

        In case:

            (i)  the Corporation shall declare a dividend (or any other distribution) on its Common Stock that would cause an adjustment to the Conversion Price of the Series B Preferred Stock pursuant to the terms of subparagraph (i) of Paragraph (F) above; or

           (ii)  the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (iii)  of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or conveyance, of the property of the Corporation as an entirety or substantially as an entirety; or

          (iv)  of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with any Conversion Agent, and shall cause to be mailed to all holders of shares of Series B Preferred Stock at each such holder's last address as the same appears on the books of the Corporation, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, conveyance, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (iv) above.

        The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        The Corporation covenants that all shares of Common Stock which may be delivered upon conversions of shares of Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any pre-emptive rights. The Corporation further covenants that, if necessary, it shall reduce the par value of the Common Stock so that all shares of Common Stock delivered upon conversion of shares of Series B Preferred Stock are fully paid and non-assessable.

        The Corporation covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of shares of Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all outstanding shares of Series B Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Series B Preferred Stock is authorized in all respects.

        Section 6.    Liquidation.

        In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation (for the purposes of this Section 6, a "Liquidation"), before any distribution of assets shall be made to the holders of the Common Stock or the holders of any other stock that ranks junior to the Series B Preferred Stock in respect of distributions upon the Liquidation of the Corporation, but in parity with the Series A Preferred Stock, the holder of each share of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to the Liquidation Value ($1,000.00 per share) plus all dividends (whether or not declared or due) accrued and unpaid on such share on the date fixed for the distribution of assets of the Corporation to the holders of Series B Preferred Stock.

        If upon any Liquidation of the Corporation, the assets available for distribution to the holders of Series B Preferred Stock, Series A Preferred Stock and any other stock of the Corporation ranking on a parity with the Series B Preferred Stock upon Liquidation issued by the Corporation which shall then be outstanding (hereinafter in this paragraph called the "Total Amount Available") shall be insufficient to pay the holders of all outstanding shares of Series B Preferred Stock, Series A Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled by reason of such Liquidation of the Corporation, then there shall be paid to the holders of the Series B Preferred Stock in connection with such Liquidation of the Corporation, an amount equal to the product derived by multiplying the Total Amount Available times a fraction, the numerator of which shall be the full amount to which the holders of the Series B Preferred Stock shall be entitled under the terms of the preceding paragraph by reason of such Liquidation of the Corporation and the denominator of which shall be the total amount which would have been distributed by reason of such Liquidation of the Corporation with respect to the Series B Preferred Stock, Series A Preferred Stock and all other stock ranking on a parity with the Series B Preferred Stock upon Liquidation then outstanding had the Corporation possessed sufficient assets to pay the maximum amount which the holders of all such stock would be entitled to receive in connection with such Liquidation of the Corporation.

        The voluntary sale, conveyance, lease, exchange or transfer of the property of the Corporation as an entirety or substantially as an entirety, or the merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or any purchase or redemption of some or all of the shares of any class or series of stock of the Corporation, shall not be deemed to be a Liquidation of the Corporation for the purposes of the Section 6 (unless in connection therewith the Liquidation of the Corporation is specifically approved).

        The holder of any shares of Series B Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 6 until such holder shall cause to be delivered to the Corporation (i) the certificate or certificates representing such shares of Series B Preferred Stock and (ii) transfer instrument or instruments satisfactory to the Corporation and sufficient to transfer such shares of Series B Preferred Stock to the Corporation free of any adverse interest. As in the case of the redemption price, no interest shall accrue on any payment upon Liquidation after the due date thereof.

        After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation.

        Section 7.    Payments.

        The Corporation may provide funds for any payment of the redemption price for any shares of Series B Preferred Stock or any amount distributable with respect to any Series B Preferred Stock under Section 6 hereof by depositing such funds with a bank or trust company selected by the Corporation having a net worth of at least $50,000,000 and organized under the laws of the United States or any state thereof, in trust for the benefit of the holder of such shares of Series B Preferred Stock under arrangements providing irrevocably for payment upon satisfaction of any conditions to such payment by the holder of such shares of Series B Preferred Stock which shall reasonably be required by the Corporation. The Corporation shall be entitled to make any deposit of funds contemplated by this section 7 under arrangements designated to permit such funds to generate interest or other income for the Corporation, and the Corporation shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this section 7, provided that the Corporation shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy if the conditions precedent to the disbursement of any funds deposited by the Corporation pursuant to this Section 7 shall not have been satisfied within two years after the establishment of the trust for such funds, then (i) such funds shall be returned to the Corporation upon its request; (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them; (iii) the person entitled to the payment for which been originally intended shall have the right to look only to the Corporation for such payment, subject to applicable escheat laws; and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such of such funds to the Corporation.

        Any payment which may be owed for the payment of the redemption price for any shares of Series B Preferred Stock pursuant to Section 4 or the payment of any amount distributable with respect to the shares of Series B Preferred Stock under Section 6 shall be deemed to have been "paid or properly provided for" upon the earlier to occur of: (i) the date upon which funds sufficient to make such payment shall be deposited in a manner contemplated by the preceding paragraph or (ii) the date upon which a check payable to the person entitled to receive such payment shall be delivered to such person or mailed to such person at the address of such person then appearing on the books of the Corporation.

        Section 8.    Status of Reacquired Shares.

        Shares of Series B Preferred Stock issued and reacquired by the Corporation (including, without limitation, shares of Series B Preferred Stock which have been redeemed pursuant to the terms of Section 4 hereof and shares of Series B Preferred Stock which have been converted into shares of Common Stock) shall have the status of authorized and unissued shares of Preferred Stock, undesignated as to series, subject to later issuance.

        Section 9.    Preemptive Rights.

        Holders of shares of Series B Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

        Section 10.    Legal Holidays.

        In any case where any Dividend Payment Date, redemption date or the last date on which a holder of Series B Preferred Stock has the right to convert such holder's shares of Series B Preferred Stock shall not be a Business Day (as defined below), then (notwithstanding any other provision of this Certificate of Designation of the Series B Preferred Stock) payment of a dividend due or a redemption price or conversion of the shares of Series B Preferred Stock need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Dividend Payment Date or redemption date or the last day for conversion, provided that, for purposes of computing such payment, no interest shall accrue for the period from and after such Dividend Payment Date or redemption date, as the case may be. As used in this Section 10, "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

        IN WITNESS WHEREOF, the undersigned corporation has caused this Restated Certificate to be executed on its behalf by its duly authorized officer as of the date first written above.

PHOTONIC PRODUCTS GROUP, INC.
By:	/s/ DANIEL LEHRFELD Daniel Lehrfeld, President

QuickLinks

RESTATED CERTIFICATE OF INCORPORATION OF PHOTONIC PRODUCTS GROUP, INC.